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                                                                     EXHIBIT 1.1

                             COMMONWEALTH ASSOCIATES

                                1,400,000 Shares

                           REGISTRY MAGIC INCORPORATED

                                  Common Stock


                             UNDERWRITING AGREEMENT
                             ----------------------

                                                        _________________, 1998

Commonwealth Associates
  As Representative of the Several Underwriters
830 Third Avenue
New York, New York  10017

                  Registry Magic Incorporated, a Florida corporation (the "Company"), proposes to issue and sell to the underwriters named in Schedule A (the "Underwriters") of this Underwriting Agreement (the "Agreement"), for whom you are acting as representative (the "Representative"), an aggregate of 1,400,000 shares (the "Stock") of Common Stock, $.001 par value (such class of stock being herein called the "Common Stock"), of the Company. In addition, the Company grants to the Underwriters (or, at its option, the Representative, individually) the option referred to in Section 3(b) hereof to purchase all or any part of an aggregate of 210,000 additional shares of Common Stock, if and to the extent that you, as Representative, shall have determined to exercise, on behalf of the Underwriters, the right to purchase such shares of Common Stock. Unless the context otherwise indicates, the term "Stock" shall include the 210,000 additional shares referred to above.

                  You have advised the Company that you and the other Underwriters desire to purchase, severally, the Stock, and that you have been authorized by the Underwriters to execute this agreement on their behalf. The Company confirms the agreements made by it with respect to the purchase of the Stock by the several Underwriters on whose behalf you are signing this Agreement, as follows:

                  1. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to, and agrees with, the Underwriters that:

                            (a) A registration statement (File No. 333-     ) on
 Form SB-2 relating to the public offering of the Stock, including a form of prospectus subject to completion, copies of which have heretofore been delivered to you, has been prepared by the Company in conformity with the requirements of the Securities Act of 1933, as amended (the "Act"), and the rules and regulations (the "Rules and Regulations") of the Securities and



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Exchange Commission (the "Commission") thereunder, and has been filed with the
Commission under the Act and one or more amendments to such registration statement may have been so filed. After the execution of this Agreement, the Company will file with the Commission either (i) if such registration statement, as it may have been amended, has been declared by the Commission to be effective under the Act, a prospectus in the form most recently included in an amendment to such registration statement (or, if no such amendment shall have been filed, in such registration statement), with such changes or insertions as are required by Rule 430A under the Act or permitted by Rule 424(b) under the Act and as have been provided to and approved by the Representative prior to the execution of this Agreement, or (ii) if such registration statement, as it may have been amended, has not been declared by the Commission to be effective under the Act, an amendment to such registration statement, including a form of prospectus, a copy of which amendment has been furnished to and approved by the Representative prior to the execution of this Agreement. As used in this Agreement, the term "Registration Statement" means such registration statement, as amended at the time when it was or is declared effective, including all financial schedules and exhibits thereto and including any information omitted therefrom pursuant to Rule 430A under the Act and included in the Prospectus (as hereinafter defined); the term "Preliminary Prospectus" means each prospectus subject to completion filed with such registration statement or any amendment thereto (including the prospectus subject to completion, if any, included in the Registration Statement or any amendment thereto at the time it was or is declared effective); and the term "Prospectus" means the prospectus first filed with the Commission pursuant to Rule 424(b) under the Act, or, if no prospectus is required to be filed pursuant to said Rule 424(b), such term means the prospectus included in the Registration Statement; except that if such registration statement or prospectus is amended or such prospectus is supplemented, after the effective date of such registration statement and prior to the Option Closing Date (as hereinafter defined), the terms "Registration Statement" and "Prospectus" shall include such registration statement and prospectus as so amended, and the term "Prospectus" shall include the prospectus as so supplemented, or both, as the case may be.

                           (b) The Commission has not issued any order
preventing or suspending the use of any Preliminary Prospectus. When the Registration Statement becomes effective and at all times subsequent thereto up to and on the Closing Date (as hereinafter defined) or the Option Closing Date, as the case may be, (i) the Registration Statement and Prospectus will in all respects conform to the requirements of the Act and the Rules and Regulations; and (ii) neither the Registration Statement nor the Prospectus will include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make statements therein not misleading; provided, however, that the Company makes no representations, warranties or agreements as to information contained in or omitted from the Registration Statement or Prospectus in reliance upon, and in conformity with, written information furnished to the Company by or on behalf of the Underwriters specifically for use in the preparation thereof. It is understood that the statements set forth in the Prospectus on page 2 with respect to stabilization, under the heading "Underwriting" and the identity of counsel to the Underwriters under the heading "Legal Matters" constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in the Registration Statement and Prospectus, as the case may be.

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                  (c) The Company has been duly incorporated and is validly
existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, with full power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus and is duly qualified to do business as a foreign corporation and is in good standing in all other jurisdictions in which the nature of its business or the character or location of its properties requires such qualification, except where failure to so qualify will not materially affect the Company's business, properties or financial condition.

                  (d) The authorized, issued and outstanding capital stock of the Company as of January 31, 1998 is as set forth in the Prospectus under "Capitalization"; the shares of issued and outstanding capital stock of the Company set forth thereunder have been duly authorized, validly issued and are fully paid and non-assessable and have been issued in compliance with all federal and state securities laws; except as set forth in the Prospectus, no options, warrants or other rights to purchase, agreements or other obligations to issue, or agreements or other rights to convert any obligation into, any shares of capital stock of the Company have been granted or entered into by the Company; and the capital stock conforms to all statements relating thereto contained in the Registration Statement and Prospectus.

                  (e) The Stock and the Common Stock to be issued upon exercise of the common stock purchase warrants to be issued to the Representative (the "Warrants") are duly authorized, and when issued, and delivered pursuant to this Agreement, will be duly authorized, validly issued, fully paid and non-assessable and free of preemptive rights of any security holder of the Company. Neither the filing of the Registration Statement nor the offering or sale of the Stock as contemplated in this Agreement gives rise to any rights, other than those which have been waived or satisfied, for or relating to the registration of any shares of Common Stock, except as described in the Registration Statement.

                  (f) This Agreement, the Warrants and the Advisory Agreement (to be delivered to you in accordance with Section 3(p) and 3(s), respectively, hereof) have been duly and validly authorized, executed and delivered by the Company. The Company has full power and lawful authority to authorize, issue and sell the Stock to be sold by it hereunder on the terms and conditions set forth herein, and no consent, approval, authorization or other order of any governmental authority is required in connection with such authorization, execution and delivery or with the authorization, issue and sale of the Stock or the Warrants, except such as may be required under the Act or state securities laws.

                  (g) Except as described in the Prospectus, the Company is not in violation, breach or default of or under, and consummation of the transactions herein contemplated and the fulfillment of the terms of this Agreement will not conflict with, or result in a breach or violation of, any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of the Company pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company is a party or by which the Company may be bound or to which any of the respective properties or assets of the Company is subject, nor will such action result in any violation of the provisions of the respective articles of incorporation or the by-laws of the Company, as amended, or any statute



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or any order, rule or regulation applicable to the Company of any court or of any regulatory authority or other governmental body having jurisdiction over the Company.

                  (h) Subject to the qualifications stated in the Prospectus, the Company has good and marketable title to all respective properties and assets described in the Prospectus as owned by the Company, free and clear of all liens, charges, encumbrances or restrictions, except such as are not materially significant or important in relation to its respective business; all of the material leases and subleases under which the Company is the lessor or sublessor of properties or assets or under which the Company holds properties or assets as lessee or sublessee as described in the Prospectus are in full force and effect, and, except as described in the Prospectus, the Company is not in default in any material respect with respect to any of the terms or provisions of any of such leases or subleases, and no claim has been asserted by anyone adverse to rights of the Company as lessor, sublessor, lessee or sublessee under any of the leases or subleases mentioned above, or affecting or questioning the right of the Company to continued possession of the leased or subleased premises or assets under any such lease or sublease except as described or referred to in the Prospectus; and the Company owns or leases all such properties described in the Prospectus as are necessary to its respective operations as now conducted and, except as otherwise stated in the Prospectus, as proposed to be conducted as set forth in the Prospectus.

                  (i) BDO Seidman, LLP, who have given their reports on certain financial statements filed and to be filed with the Commission as a part of the Registration Statement, which are incorporated in the Prospectus, are with respect to the Company, independent public accountants as required by the Act and the Rules and Regulations.

                  (j) The financial statements, together with related notes, set forth in the Prospectus or the Registration Statement present fairly the financial position and results of operations and changes in cash flow of the Company on the basis stated in the Registration Statement, at the respective dates and for the respective periods to which they apply. Said statements and related notes have been prepared in accordance with generally accepted accounting principles applied on a basis which is consistent during the periods involved and the Rules and Regulations. The information set forth under the captions "Dilution," "Capitalization" and "Selected Financial Information" in the Prospectus fairly present, on the basis stated in the Prospectus, the information included therein.

                  (k) Subsequent to the respective dates as of which information is given in the Registration Statement and Prospectus, the Company has not incurred any liabilities or obligations, direct or contingent, not in the ordinary course of business, or entered into any transaction not in the ordinary course of business, which is material to the business of the Company, and there has not been any change in the capital stock of, or any incurrence of short-term or long-term debt by, the Company or any issuance of options, warrants or other rights to purchase the capital stock of the Company or any adverse change or any development involving, so far as the Company can now reasonably foresee a prospective adverse change in the condition (financial or other), net worth, results of operations, business, key personnel or properties of the Company which would be material to the business or financial conditions of the Company and neither the Company has not become

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a party to, and neither the business nor the properties of the Company has become the subject of, any material litigation whether or not in the ordinary course of business.

                  (l) Except as set forth in the Prospectus, there is not now pending or, to the knowledge of the Company, threatened, any action, suit or proceeding to which the Company is a party before or by any court or governmental agency or body, which might result in any material adverse change in the condition (financial or other), business prospects, net worth, or properties of the Company, nor are there any actions, suits or proceedings related to environmental matters or related to discrimination on the basis of age, sex, religion or race; and no labor disputes involving the employees of the Company exist or are imminent which might adversely affect the conduct of the business, property or operations or the financial conditions or results of operations of the Company.

                  (m) Except as disclosed in the Prospectus, the Company has filed all necessary federal, state and foreign income and franchise tax returns and has paid all taxes shown as due thereon; and there is no tax deficiency which has been or to the knowledge of the Company might be asserted against the Company.

                  (n) The Company has sufficient licenses, permits and other governmental authorizations as are required for the conduct of its business or the ownership of its properties as described in the Prospectus and is in all material respects complying therewith and owns or possesses adequate rights to use all material patents, patent applications, trademarks, service marks, trade-names, trademark registrations, service mark registrations, copyrights and licenses necessary for the conduct of such business and none of the foregoing are in dispute or are in conflict with the right of any other person or entity. To the best knowledge of the Company, none of the activities or business of the Company are in violation of, or cause the Company to violate, any law, rule, regulation or order of the United States, any state, county or locality, or of any agency or body of the United States or of any state, county or locality, the violation of which would have a material adverse impact upon the condition (financial or otherwise), businesses, properties, prospective results of operations, or net worth of the Company.

                  (o) The Company has not directly or indirectly, at any time
(i) made any contributions to any candidate for political office, or failed to disclose fully any such contribution in violation of law or (ii) made any payment to any state, federal or foreign governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments or contributions required or allowed by applicable law. The Company's internal accounting controls and procedures are sufficient to cause the Company to comply in all material respects with the Foreign Corrupt Practices Act of 1977, as amended.

                  (p) On the Closing Dates (hereinafter defined) all transfer or other taxes, (including franchise, capital stock or other tax, other than income taxes, imposed by any jurisdiction) if any, which are required to be paid in connection with the sale and transfer of the Stock to the several Underwriters hereunder will have been fully paid or provided for by the Company and all laws imposing such taxes will have been fully complied with.

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                  (q) All contracts and other documents of the Company which are, under the Rules and Regulations, required to be filed as exhibits to the Registration Statement have been so filed.

                  (r) The Company has not taken and will not take, directly or indirectly, any action designed to cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the shares of Common Stock.

                  (s) The Company has no subsidiaries and does not own any equity interest in any other corporation, joint venture, partnership or other business entity.

                  (t) Except as previously disclosed in writing by the Company to the Representative, no officer, director or stockholder of the Company has any National Association of Securities Dealers Inc. (the "NASD") affiliation.

                  (u) The Company is not and upon receipt of the proceeds from the sale of the Stock will not be, an "investment company" within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations thereunder.

                  (v) The Company has not distributed nor will not distribute prior to the First Closing Date any offering material in connection with the offering and sale of the Stock other than the Prospectus, the Registration Statement and the other materials permitted by the Act.

                  (w) The conditions for use of Form SB-2, as set forth in the General Instructions thereto, have been satisfied.

                  (x) The Company has complied with all provisions of Section
517.075 Florida Statutes relating to doing business with the government of Cuba or with any person or affiliate located in Cuba.

                  (y) The Company has not entered into any agreement pursuant to which any person is entitled, either directly or indirectly, to compensation from the Company for services as a finder in connection with the public offering referred to herein.

                  2.       PURCHASE, DELIVERY AND SALE OF THE STOCK.

                           (a) Subject to the terms and conditions of this
Agreement, and upon the basis of the representations, warranties, and agreements herein contained, the Company agrees to issue and sell to the Underwriters, and each such Underwriter agrees, severally and not jointly, to buy from the Company at $ per share of Stock, at the place and time hereinafter specified, the number of shares of Stock set forth opposite the names of the Underwriters in Schedule A attached hereto (the "First Stock") plus any additional shares of Stock which such Underwriters may become obligated to purchase pursuant to the provisions

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of Section 9 hereof. The First Stock shall consist of 1,400,000 shares of Stock to be purchased from the Company.

                           Delivery of the First Stock against payment therefor
 shall take place at the offices of Commonwealth Associates, 830 Third Avenue, New York, New York 10017 (or at such other place as may be designated by
 agreement between you and the Company) at 10:00 a.m., New York time, on     ,
 1998, or at such later time and date as you may designate, such time and date of payment and delivery for the First Stock being herein called the "First Closing Date."

                           (b) In addition, subject to the terms and conditions
of this Agreement, and upon the basis of the representations, warranties and agreements herein contained, the Company hereby grants, severally and not jointly, an option to the several Underwriters (which may be exercised, at its option, by the Representative, individually) to purchase all or any part of an aggregate of an additional 210,000 shares of Stock, at the same price per share of Stock, as the Underwriters shall pay for the First Stock being sold pursuant to the provisions of subsection (a) of this Section 2 (such additional Stock being referred to herein as the "Option Stock"). This option may be exercised within 45 days after the effective date of the Registration Statement upon notice by the Representative to the Company advising as to the amount of Option Stock as to which the option is being exercised, the names and denominations in which the certificates for such Option Stock are to be registered and the time and date when such certificates are to be delivered. Such time and date shall be determined by the Representative but shall not be earlier than four nor later than ten full business days after the exercise of said option, nor in any event prior to the First Closing Date, and such time and date is referred to herein as the "Option Closing Date." Delivery of the Option Stock against payment therefor shall take place at the offices of Commonwealth Associates, 830 Third Avenue, New York, New York 10017. The number of shares of Option Stock to be purchased by each Underwriter, if any, shall bear the same percentage to the total number of shares of Option Stock being purchased by the several Underwriters pursuant to this subsection (b) as the number of shares of Stock such Underwriter is purchasing bears to the total number of the First Stock being purchased pursuant to subsection (a) of this Section 2, as adjusted, in each case by the Representative in such manner as the Representative may deem appropriate. The option granted hereunder may be exercised only to cover overallotments in the sale by the Underwriters of First Stock referred to in subsection (a) above. In the event the Company declares or pays a dividend or distribution on its Common Stock, whether in the form of cash, shares of Common Stock or any other consideration, prior to the Option Closing Date, such dividend or distribution shall also be paid on the Option Stock at the Option Closing Date.

                           (c) The Company will make the certificates for the
Stock to be purchased by the Underwriters hereunder available to you for checking at least two full business days prior to the First Closing Date or the Option Closing Date (which are collectively referred to herein as the "Closing Dates"). The certificates shall be in such names and denominations as you may request, at least two full business days prior to the Closing Dates. Time shall be of the essence and delivery at the time and place specified in this Agreement is a further condition to the obligations of each Underwriter.

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                           Definitive certificates in negotiable form for the
Stock to be purchased by the Underwriters hereunder will be delivered by the Company to you for the accounts of the several Underwriters against payment of the respective purchase prices therefor by the several Underwriters, by certified or bank cashier's checks in New York Clearing House funds, payable to the order of the Company.

                           In addition, in the event the Underwriters (or the
Representative, individually) exercise the option to purchase from the Company all or any portion of the Option Stock pursuant to the provisions of subsection
(b) above, payment for such stock shall be made to or upon the order of the Company by certified or bank cashier's checks payable in New York Clearing House funds at the offices of Commonwealth Associates, at the time and date of delivery of such Stock as required by the provisions of subsection (b) above, against receipt of the certificates for such Stock by the Representative for the respective accounts of the several Underwriters registered in such names and in such denominations as the Representative may request.

                           It is understood that you, individually and not as
Representative of the several Underwriters, may (but shall not be obligated to) make any and all payments required pursuant to this Section 2 on behalf of any Underwriters whose check or checks shall not have been received by the Representative at the time of delivery of the Stock to be purchased by such Underwriter or Underwriters. Any such payment by you shall not relieve any such Underwriter or underwriters of any of its or their obligations hereunder. It is also understood that you individually rather than all of the Underwriters may (but shall not be obligated to) purchase the Option Stock referred to in subsection (b) of this Section 2, but only to cover overallotments.

                           It is understood that the several Underwriters
propose to offer the Stock to be purchased hereunder to the public upon the terms and conditions set forth in the Registration Statement, after the Registration Statement becomes effective.

                  3. COVENANTS OF THE COMPANY. The Company covenants and agrees with the several Underwriters that:

                           (a) The Company will use its best efforts to cause
the Registration Statement to become effective. If required, the Company will file the Prospectus and any amendment or supplement thereto with the Commission in the manner and within the time period required by Rule 424(b) under the Act. Upon notification from the Commission that the Registration Statement has become effective, the Company will so advise you and will not at any time, whether before or after the effective date, file any amendment to the Registration Statement or supplement to the Prospectus of which you shall not previously have been advised and furnished with a copy or to which you or your counsel shall have objected in writing or which is not in compliance with the Act and the Rules and Regulations. At any time prior to the later of (A) the completion by all of the Underwriters of the distribution of the Stock contemplated hereby (but in no event more than nine months after the date on which the Registration Statement shall have become or been declared effective) and (B) 25 days after the date on which the Registration Statement shall have become or been declared

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effective (the "Minimum Period"), the Company will prepare and file with the
Commission, promptly upon your request, any amendments or supplements to the Registration Statement or Prospectus which, in your opinion, may be necessary or advisable in connection with the distribution of the Stock.

                           As soon as the Company is advised thereof, the
Company will advise you, and confirm the advice in writing, of the receipt of any comments of the Commission, of the effectiveness of any post-effective amendment to the Registration Statement, of the filing of any supplement to the Prospectus or any amended Prospectus, of any request made by the Commission for amendment of the Registration Statement or for supplementing of the Prospectus or for additional information with respect thereto, of the issuance by the Commission or any state or regulatory body of any stop order or other order or threat thereof suspending the effectiveness of the Registration Statement or any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the Stock for offering in any jurisdiction, or of the institution of any proceedings for any of such purposes, and will use its best efforts to prevent the issuance of any such order, and, if issued, to obtain as soon as possible the lifting thereof.

                           The Company has caused to be delivered to you copies
of each Preliminary Prospectus, and the Company has consented and hereby consents to the use of such copies for the purposes permitted by the Act. The Company authorizes the Underwriters and dealers to use the Prospectus in connection with the sale of the Stock for such period as in the opinion of counsel to the several Underwriters the use thereof is required to comply with the applicable provisions of the Act and the Rules and Regulations. In case of the happening, at any time within such period as a Prospectus is required under this Act to be delivered in connection with sales by an underwriter of any event of which the Company has knowledge and which materially affects the Company or the securities of the Company, or which in the opinion of counsel for the Company or counsel for the Underwriters should be set forth in an amendment of the Registration Statement or a supplement to the Prospectus in order to make the statements therein not then misleading, in light of the circumstances existing at the time the Prospectus is required to be delivered to a purchaser of the Stock or in case it shall be necessary to amend or supplement the Prospectus to comply with law or with the Rules and Regulations, the Company will notify you promptly and forthwith prepare and furnish to you copies of such amended Prospectus or of such supplement to be attached to the Prospectus, in such quantities as you may reasonably request, in order that the Prospectus, as so amended or supplemented, will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements in the Prospectus, in the light of the circumstances under which they are made, not misleading. The preparation and furnishing of any such amendment or supplement to the Registration Statement or amended Prospectus or supplement to be attached to the Prospectus shall be without expense to the Underwriters, except that in case any Underwriter is required, in connection with the sale of the Stock, to deliver a Prospectus nine months or more after the effective date of the Registration Statement, the Company will upon request of and at the expense of the Underwriter, amend or supplement the Registration Statement and Prospectus and furnish the Underwriter with reasonable quantities of prospectuses complying with Section 10(a)(3) of the Act.

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                           The Company will comply with the Act, the Rules and
Regulations and the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the rules and regulations thereunder in connection with the offering and issuance of the Stock.

                           (b) The Company will use its best efforts to qualify
to register the Stock for sale under the securities or "blue sky" laws of such jurisdictions as the Representative may designate and will make such applications and furnish such information as may be required for that purpose and to comply with such laws, provided the Company shall not be required to qualify as a foreign corporation or a dealer in securities or to execute a general consent to service of process in any jurisdiction in any action other than one arising out of the offering or sale of the Stock. The Company will, from time to time, prepare and file such statements and reports as are or may be required to continue such qualification in effect for so long a period as the Underwriters may reasonably request.

                           (c) If the sale of the Stock provided for herein is
not consummated for any reason caused by the Company, the Company shall pay all costs and expenses incident to the performance of the Company's obligations hereunder, including but not limited to, all of the expenses itemized in Section 8, including the accountable expenses of the Underwriters, including legal fees.

                           (d) The Company will use its best efforts to (i)
cause a registration statement under the Exchange Act to be declared effective concurrently with the completion of this offering (and will notify the Representative in writing immediately upon the effectiveness of such registration statement), and (ii) if requested by the Representative, to obtain a listing on the Pacific Stock Exchange, and to obtain and keep current a listing in the Standard & Poors or Moody's Industrial OTC Manual.

                           (e) For so long as the Company is a reporting company
under either Section 12(g) or 15(d) of the Exchange Act, the Company, at its expense, will furnish to its stockholders an annual report (including financial statements audited by independent public accountants), in reasonable detail, and at its expense, will furnish to you during the period ending five (5) years from the date hereof, (i) as soon as practicable after the end of each fiscal year, a balance sheet of the Company and any of its subsidiaries as at the end of such fiscal year, together with statements of income, surplus and cash flow of the Company and any subsidiaries for such fiscal year, all in reasonable detail and accompanied by a copy of the certificate or report thereon of independent accountants; (ii) as soon as practicable after the end of each of the first three fiscal quarters of each fiscal year, consolidated summary financial information of the Company for such quarter in reasonable detail; (iii) as soon as they are available, a copy of all reports (financial or other) mailed to security holders; (iv) as soon as they are available, a copy of all non-confidential reports and financial statements furnished to or filed with the Commission of any securities exchange or automated quotation system on which any class of securities of the Company is listed; and (v) such other information as you may from time to time reasonably request.

                           (f) In the event the Company has an active subsidiary
or subsidiaries, such financial statements referred to in subsection (e) above will be on a

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consolidated basis to the extent the accounts of the Company and its subsidiary or subsidiaries are consolidated in reports furnished to its stockholders generally.

                           (g) The Company will deliver to you at or before the
First Closing Date two signed copies of the Registration Statement including all financial statements and exhibits filed therewith, and of all amendments thereto, and will deliver to the several Underwriters such number of conformed copies of the Registration Statement, including such financial statements but without exhibits, and of all amendments thereto, as the several Underwriters may reasonably request. The Company will deliver to or upon the order of the several Underwriters, from time to time until the effective date of the Registration Statement, as many copies of any Preliminary Prospectus filed with the Commission prior to the effective date of the Registration Statement as the Underwriters may reasonably request. The Company will deliver to the Underwriters on the effective date of the Registration Statement and thereafter for so long as a Prospectus is required to be delivered under the Act, from time to time, as many copies of the Prospectus, in final form, or as thereafter amended or supplemented, as the Underwriters may from time to time reasonably request.

                           (h) The Company will make generally available to its
security holders and deliver to you as soon as it is practicable to do so but in no event later than 90 days after the end of twelve months after its current fiscal quarter, an earnings statement (which need not be audited) covering a period of at least twelve consecutive months beginning after the effective date of the Registration Statement, which shall satisfy the requirements of Section 11(a) of the Act.

                           (i) The Company will apply the net proceeds from the
sale of the Stock for the purposes set forth under "Use of Proceeds" in the Prospectus, and will file such reports with the Commission with respect to the sale of the Stock and the application of the proceeds therefrom as may be required pursuant to Rule 463 under the Act.

                           (j) The Company will, promptly upon your request,
prepare and file with the Commission any amendments or supplements to the Registration Statement, Preliminary Prospectus or Prospectus and take any other action, which in the reasonable opinion of Bachner, Tally, Polevoy & Misher LLP, counsel to the several Underwriters, may be reasonably necessary or advisable in connection with the distribution of the Stock, and will use its best efforts to cause the same to become effective as promptly as possible.

                           (k) The Company will reserve and keep available that
maximum number of its authorized but unissued shares of Common Stock which are issuable upon exercise of the Warrants outstanding from time to time.

                           (l) For a period of 12 months from the date of the
Prospectus, no officer, director or shareholder of the Company (including beneficial holders of 5% or more of the Company's outstanding capital stock (the "Principal Stockholders")) will offer, sell or dispose of, directly or indirectly, any shares of Common Stock without the prior written consent of the Representative.

In addition, holders of registration rights will agree not to exercise such registration rights for a period of 12 months from the date of the Prospectus. In order to enforce this covenant, the Company shall impose stop-transfer instructions with respect to the shares of Common Stock owned by the Principal Stockholders until the end of each such period.

                           (m) During the two year period commencing on the
effective date of the Registration Statement, the Company shall, at the Representative's option, nominate a designee of the Representative for election to the Company's Board of Directors. If no such designee is selected by Representative, the Representative shall have the option to appoint an observer selected by the Representative to attend all meetings of the Company's Board of Directors during such period.

                           (n) Upon completion of this offering, the Company
will make all filings required, including registration under the Exchange Act, to obtain the listing of its Common Stock on the Nasdaq SmallCap Market, and will effect and maintain such listing for at least five years from the date of this Agreement.

                           (o) The Company and each of the Principal
Stockholders represents that it or he has not taken and agree that it or he will not take, directly or indirectly, any action designed to or which has constituted or which might reasonably be expected to cause or result in the stabilization or manipulation of the price of the Stock or to facilitate the sale or resale of the Stock.

                           (p) On the Closing Date, and simultaneously with the
delivery of the Stock, the Company shall execute and deliver to you, individually and not as representative of the Underwriters, the Warrants. The Warrants will be substantially in the form of the Stock Purchase Warrant filed as an Exhibit to the Registration Statement.

                           (q) During the 18 month period commencing on the date
of this Agreement the Company will not, without the prior written consent of the Representative, grant options to purchase shares of Common Stock at a price less than the lesser of (i) initial public offering price of the Stock or (ii) the fair market value of the Common Stock on the date of grant. During the six month period commencing on the date of this Agreement, the Company will not, without the prior written consent of the Representative, grant options to any current officer of the Company. During the three year period from the First Closing Date, the Company will not, without the prior written consent of the Representative offer or sell any of its Securities pursuant to Regulation S.

                           (r) Walt Nawrocki will be Chief Executive Officer of
the Company on the Closing Dates. The Company has obtained key person life insurance on the life of Walt Nawrocki in an amount of not less than $1 million and will use its best efforts to maintain such insurance for a minimum period of three years from the effective date of the Registration Statement or, if such individual's employment is terminated prior to such date, to maintain such insurance on his successor until the expiration of such period. For a period of

13 months from the First Closing Date, the compensation of the executive officers of the Company shall not be increased from the compensation levels disclosed in the Prospectus.

                           (s) On the Closing Date and simultaneously with the
delivery of the Stock the Company shall execute and deliver to you, individually and not as representative of the Underwriters, a financial advisory and consulting agreement with you, in the form previously delivered to the Company by you (the "Advisory Agreement") along with payment of the fee due thereunder, by certified or bank cashier's checks, in New York Clearing House Funds, payable to the order of the Representative.

                           (t) For a period of five years from the effective
date of the Registration Statement the Company (i) at its expense, shall cause its regularly engaged independent certified public accountants to review (but not audit) the Company's financial statements for each of the first three fiscal quarters prior to the announcement of quarterly financial information, the filing of the Company's 10-QSB quarterly report and the mailing of quarterly financial information to stockholders and (ii) shall maintain BDO Seidman, LLP as the regularly engaged independent certified public accountants to the Company, and shall not effect a change therefrom without the prior written consent of the Representative; provided that no such consent shall be necessary if the new independent certified public accountant to the Company is a firm which is a member of the so called "Big Six".

                           (u) As promptly as practicable after the Closing
Date, the Company will prepare, at its own expense, hard cover "bound volumes" relating to the offering, and will distribute at least four of such volumes to the individuals designated by the Representative or counsel to the several Underwriters.

                           (v) The Company shall, for a period of six years
after the date of this Agreement, submit such reports to the Secretary of the Treasury and to stockholders, as the Secretary may require, pursuant to Section 1202 of the Internal Revenue Code, as amended, or regulations promulgated thereunder, in order for the Company to qualify as a "small business" so that stockholders may realize special tax treatment with respect to their investment in the Company.

                           (w) The Company shall not grant any additional
registration rights to any person which are exercisable prior to 13 months after the First Closing Date.

                           (x) For a period of one year after the Closing Date,
the Company shall cause the transfer agent for the Company's Common Stock, at its own expense, to provide the Representative, if so requested, with copies of the Company's daily transfer sheets.

                           (y) Prior to the Closing Date, the Company shall
engage a public relations firm, acceptable to you, and shall maintain such public relations firm for a period of not less than one year following the effective date of the Registration Statement.

                  4. CONDITIONS OF UNDERWRITERS' OBLIGATION. The obligations of the several Underwriters to purchase and pay for the Stock which they have respectively agreed to purchase hereunder, are subject to the accuracy (as of the date hereof, and as of the Closing Dates) of and compliance with the representations and warranties of the Company herein, to the performance by the Company of its obligations hereunder, and to the following conditions:

                           (a) The Registration Statement shall have become
                  effective and you shall have received notice thereof not later than 10:00 A.M., New York time, on the day following the date of this Agreement, or at such later time or on such later date as to which you may agree in writing; on or prior to the Closing Dates no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that or a similar purpose shall have been instituted or shall be pending or, to your knowledge or to the knowledge of the Company, shall be contemplated by the Commission; any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of Bachner, Tally, Polevoy & Misher LLP, counsel to the several Underwriters; and no stop order shall be in effect denying or suspending effectiveness of such qualification nor shall any stop order proceedings with respect thereto be instituted or pending or threatened. If required, the Prospectus shall have been filed with the Commission in the manner and within the time period required by Rule 424(b) under the Act.

                           (b) At the First Closing Date, you shall have
                  received the opinion, addressed to the Underwriters, dated as of the First Closing Date, of Atlas, Pearlman, Trop & Borkson, P.A., counsel for the Company, in form and substance satisfactory to counsel for the several Underwriters, to the effect that:

                                  (i) the Company has been duly incorporated and
                           is validly existing as a corporation in good standing under the laws of the State of Florida, with full corporate power and authority to own its properties and conduct its business as described in the Registration Statement and Prospectus and is duly qualified or licensed to do business as a foreign corporation and is in good standing in each other jurisdiction in which the ownership or leasing of its properties or conduct of its business requires such qualification;

                                 (ii) to the best knowledge of such counsel, (a)
                           the Company has obtained, or is in the process of obtaining, all licenses, permits and other governmental authorizations necessary to the conduct of its respective business as described in the Prospectus, (b) such licenses, permits and other governmental authorizations obtained are in full force and effect, and (c) the Company is in all material respects complying therewith;

                                (iii) the authorized capitalization of the
                           Company as of January 31, 1998 is as set forth under "Capitalization" in the Prospectus; all shares of the Company's outstanding stock requiring authorization for issuance by the Company's board of directors have been duly authorized, validly issued, are fully paid and non-assessable and conform to the description thereof contained in the Prospectus; the outstanding shares of Common Stock of the Company have not been issued in violation of the preemptive rights of any stockholder and the stockholders of the Company do not have any preemptive rights or other rights to subscribe for or to purchase, nor are there any restrictions upon the voting or transfer of any of the Stock; the Stock conforms to the description thereof contained in the Prospectus; the Stock has been duly authorized and, when issued and delivered pursuant to this Agreement, will be duly and validly issued, fully paid, non-assessable, free of preemptive rights and no personal liability will attach to the ownership thereof; all prior sales by the Company of the Company's securities have been made in compliance with or under an exemption from registration under the Act and applicable state securities laws and the stockholders of the Company have no recession rights with respect to any outstanding securities of the Company; and to the best of such counsel's knowledge, neither the filing of the Registration Statement nor the offering or sale of the Stock as contemplated by this Agreement gives rise to any registration rights or other rights, other than those which have been waived or satisfied for or relating to the registration of any shares of Common Stock;

                                 (iv) each of this Agreement, the Warrants and
                           the Advisory Agreement have been duly and validly authorized, executed and delivered by the Company and assuming due execution by each other party hereto, constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its respective terms (except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application relating to or affecting enforcement of creditors' rights and the application of equitable principles in any action, legal or equitable, and except as rights to indemnity or contribution may be limited by applicable law);

                                  (v) the certificates evidencing the Stock are
                           in due and proper form; the Warrants will be exercisable for shares of Common Stock of the Company in accordance with the terms of the Warrants and at the prices therein provided for; at all times during the term of the Warrants the shares of Common Stock of the Company issuable upon exercise of the Warrants will have been duly authorized and reserved for issuance upon such exercise and such shares, when issued upon such exercise in accordance with the terms of the Warrants and at the price provided for, will be duly and validly issued, fully paid and non-assessable;

                                 (vi) such counsel knows of no pending or
                           threatened legal or governmental proceedings to which the Company is a party which could materially adversely affect the business, property, financial conditions or operations of the Company; or which question the validity of the Common Stock of the Company, the Stock, this Agreement, the Warrants or the Advisory Agreement, or of any action taken or to be taken by the Company pursuant to this Agreement, the Warrants or the Advisory Agreement, and no such proceedings are known to such counsel to be contemplated against the Company; there are no governmental proceedings or regulations required to be described or referred to in the Registration Statement which are not so described or referred to;

                                (vii) the Company is not in violation of or
                           default under, nor will the execution and delivery of this Agreement, the Warrants or the Advisory Agreement, and the incurrence of the obligations herein or therein set forth and the consummation of the transactions herein or therein contemplated, result in a breach or violation of, or constitute a default under the articles of incorporation or by-laws, in the performance or observance of any material obligations, agreement, covenant or condition contained in any bond, debenture, note or other evidence of indebtedness or in any contract, indenture, mortgage, loan agreement, lease, joint venture or other agreement or instrument to which the Company is a party or by which the Company or its property may be bound or in violation of any material order, rule, regulation, writ, injunction, or decree of any government, governmental instrumentality or court, domestic or foreign;

                               (viii) the Registration Statement has become
                           effective under the Act, and to the best of such counsel's knowledge, no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for that purpose have been instituted or are pending before, or threatened by, the Commission; the Registration Statement and the Prospectus (except for the financial statements and other financial data contained therein, or omitted therefrom, as to which such counsel need express no opinion) comply as to form in all material respects with the applicable requirements of the Act and the Rules and Regulations;

                                 (ix) such counsel has participated in the
                           preparation of the Registration Statement and the Prospectus and nothing has come to the attention of such counsel to cause such counsel to have reason to believe that the Registration Statement or any amendment thereto at the time it became effective or as of the Closing Dates contained any untrue statement of a material fact required to be stated therein or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus or any supplement thereto contains any untrue statement of a material fact or omits to state a material fact necessary in order to make statements therein, in light of the circumstances under which they were made, not misleading (except, in the case of both the Registration Statement and any amendment thereto and the Prospectus and any supplement thereto, for the financial statements, notes thereto and other financial information and schedules contained therein, as to which such counsel need express no opinion);

                                  (x) all descriptions in the Registration
                           Statement and the Prospectus, and any amendment or supplement thereto, of contracts and other documents are accurate and fairly present the information required to be shown, and such counsel is familiar with all contracts and other documents referred to in the Registration Statement and the Prospectus and any such amendment or supplement or filed as exhibits to the Registration Statement, and such counsel does not know of any contracts or documents of a character required to be summarized or described therein or to be filed as exhibits thereto which are not so summarized, described or filed;

                                 (xi) no authorization, approval, consent, or
                           license of any governmental or regulatory authority or agency is necessary in connection with the authorization, issuance, transfer, sale or delivery of the Stock by the Company, in connection with the execution, delivery and performance of this Agreement by the Company or in connection with the taking of any action contemplated herein, or the issuance of the Warrants or the Common Stock underlying the Warrants, other than registrations or qualifications of the Stock under applicable state or foreign securities or Blue Sky laws and registration under the Act;

                                (xii) the statements in the Registration
                           Statement under the captions "Business", "Use of Proceeds", "Management", and "Description of Common Stock" have been reviewed by such counsel and insofar as they refer to descriptions of agreements, statements of law, descriptions of statutes, licenses, rules or regulations or legal conclusions, are correct in all material respects; and

                               (xiii) At the First Closing Date, you shall have
                           received the opinion, addressed to the Underwriters, dated as of the First Closing Date, of __________, patent counsel to the Company, in form and substance satisfactory to counsel for the Underwriters, to the effect that:

                                          (a) we have carefully read and
                           analyzed the material set forth in the prospectus under "Risk Factors - Difficulties in Maintaining Proprietary Rights" and "Business - Proprietary Rights" and, in our opinion, such material accurately and adequately discloses the Company's patent position and did not, at the time the Registration Statement became effective and, at the First Closing Date, does not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading;

                                          (b) the patent applications referred
                           to in the Prospectus were properly filed and the Patent and Trademark Office has not taken substantive action with respect thereto; there has not been any public use or sale by the Company prior to the filing of any of the patents or patent applications which would affect their validity and, in such counsel's opinion, the claims contained in the applications represent valid patent claims and such counsel has no reason to believe that patents will not issue with respect thereto or that the claims, contained in the applications conflict with the rights of others;

                                          (c) There are no facts which would
                           preclude the Company from having clear title to the United States patents and United States patent applications owned by the Company;

                                          (d) The Company has not received any
                           notice challenging the validity or enforceability of any of the United States patents owned by, or licensed to, the Company;

                                          (e) The Company does not lack nor will
                           it be unable to obtain any rights or licenses to use United States patents necessary to the business as currently conducted;

                                          (f) There are no material legal or
                           governmental proceedings pending or threatened with respect to any patents of the Company; and

                                          (g) There have been no claims asserted
                           against the Company relating to the potential infringement of or conflict with any patents, trademarks, copyrights or trade secrets of others; such counsel has conducted a search for existing United States and European Union patents with claims that might cover the Company's technology particularly as it relates to the Virtual Operator, Conversational Voice Dialing, Conversational Personal Assistant and Magic Calendar and, in such counsel's opinion, the Company's technology does not infringe any United States patents.

                                          (iv) the Stock has been duly
                           authorized for quotation on the Nasdaq SmallCap
                           Market.

                           Such opinion shall also cover such matters incident
                  to the transactions contemplated hereby as the Representative or counsel for the several Underwriters shall reasonably request. In rendering such opinion, such counsel may rely upon certificates of any officer of the Company or public officials as to matters of fact; and may rely as to all matters of law other than the law of the United States or of Florida upon opinions of counsel satisfactory to you, in which case the opinion shall state that they have no reason to believe that you and they are not entitled to so rely.

                           (c) All corporate proceedings and other legal matters
                  relating to this Agreement, the Registration Statement, the Prospectus and other related matters shall be satisfactory to or approved by Bachner, Tally, Polevoy & Misher LLP, counsel to the several Underwriters, and you shall have received from such counsel a signed opinion, dated as of the First Closing Date, together with copies thereof for each of the other Underwriters, with respect to the validity of the issuance of the Stock, the form of the Registration Statement and Prospectus (other than the financial statements and other financial data contained therein), the execution of this Agreement and other related matters as you may reasonably require. The Company shall have furnished to counsel for the several Underwriters such documents as they may reasonably request for the purpose of enabling them to render such opinion.

                           (d) You shall have received a letter prior to the
                  effective date of the Registration Statement and again on and as of the First Closing Date from BDO Seidman, LLP, independent public accountants for the Company, substantially in the form approved by you, and including estimates of the Company's revenues and results of operations for the period ending at the end of the month immediately preceding the effective date and results of the comparable period during the prior fiscal year.

                           (e) At the Closing Dates, (i) the representations and
                  warranties of the Company contained in this Agreement shall be true and correct with the same effect as if made on and as of the Closing Dates and the Company shall have performed all of its obligations hereunder and satisfied all the conditions on its part to be satisfied at or prior to such Closing Date,
                  (ii) the Registration Statement and the Prospectus and any amendments or supplements thereto shall contain all statements which are required to be stated therein in accordance with the Act and the Rules and Regulations, and in all material respects conform to the requirements thereof, and neither the Registration Statement nor the Prospectus nor any amendment or supplement thereto shall contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) there shall have been, since the respective dates as of which information is given, no material adverse change, or any development involving a prospective material adverse change in the business, properties or conditions (financial or otherwise), results of operations, capital stock, long-term or short-term debt or general affairs of the Company from that set forth in the Registration Statement and the Prospectus, except changes which the Registration Statement and Prospectus indicate might occur after the effective date of the Registration Statement, and the Company shall not have incurred any material liabilities or agreement not in the ordinary course of business other than as referred to in the Registration Statement and Prospectus; and (iv) except as set forth in the Prospectus, no action, suit or proceeding at law or in equity shall be pending or threatened against the Company which would be required to be set forth in the Registration Statement, and no proceedings shall be pending or threatened against the Company before or by any commission, board or administrative agency in the United States or elsewhere, wherein an unfavorable decision, ruling or finding would materially and adversely affect the business, property, conditions (financial or otherwise), results of operations or general affairs of the Company, and (v) you shall have received, at the First Closing Date, a certificate signed by each of the Chairman of the Board or the President and the principal financial or accounting officer of the Company, dated as of the First Closing Date, evidencing compliance with the provisions of this subsection (e).

                           (f) Upon exercise of the option provided for in
                  Section 2(b) hereof, the obligations of the several Underwriters (or, at its option, the Representative, individually) to purchase and pay for the Option Stock referred to therein will be subject (as of the date hereof and as of the Option Closing Date) to the following additional conditions:

                                  (i) The Registration Statement shall remain
                           effective at the Option Closing Date, and no stop order suspending the effectiveness thereof shall have been issued and no proceedings for that purpose shall have been instituted or shall be pending, or, to your knowledge or the knowledge of the Company, shall be contemplated by the Commission, and any reasonable request on the part of the Commission for additional information shall have been complied with to the satisfaction of Bachner, Tally, Polevoy & Misher LLP, counsel to the several Underwriters.

                                 (ii) At the Option Closing Date there shall
                           have been delivered to you as Representative the signed opinions of Atlas, Pearlman, Trop & Borkson, P.A., counsel for the Company, and ________________, patent counsel to the Company, both dated as of the Option Closing Date, in form and substance satisfactory to Bachner, Tally, Polevoy & Misher LLP, counsel to the several Underwriters, together with copies of such opinions for each of the other several Underwriters, which opinions shall be substantially the same in scope and substance as the opinions furnished to you at the First Closing Date pursuant to Section 4(b), except that such opinions, where appropriate, shall cover the Option Stock.

                                (iii) At the Option Closing Date there shall
                           have been delivered to you a certificate of the Chairman of the Board or the President and the principal financial or accounting officer of the Company, dated the Option Closing Date, in form and substance satisfactory to Bachner, Tally, Polevoy & Misher LLP, counsel to the several Underwriters, substantially the same in scope and substance as the certificate furnished to you at the First Closing Date pursuant to Section 4(e).

                                 (iv) At the Option Closing Date there shall
                           have been delivered to you a letter in form and substance satisfactory to you from BDO Seidman, LLP, dated the Option Closing Date and addressed to the Underwriters confirming the information in their letter referred to in Section 4(d) hereof and stating that nothing has come to their attention during the period from the ending date of their review referred to in said letter to a date not more than five business days prior to the Option Closing Date, which would require any change in said letter if it were required to be dated the Option Closing Date.

                                  (v) All proceedings taken at or prior to the
                           Option Closing Date in connection with the sale and issuance of the Option Stock shall be satisfactory in form and substance to you, and you and Bachner, Tally, Polevoy & Misher LLP, counsel to the several Underwriters, shall have been furnished with all such documents, certificates, affidavits and opinions as you may request in connection with this transaction in order to evidence the accuracy and completeness of any of the representations, warranties or statements of the Company or its compliance with any of the covenants or conditions contained herein.

                           (g) No action shall have been taken by the Commission
                  or the NASD the effect of which would make it improper, at any time prior to the Closing Date, for members of the NASD to execute transactions (as principal or agent) in the Common Stock and no proceedings for the taking of such action shall have been instituted or shall be pending, or, to the knowledge of the several Underwriters or the Company, shall be contemplated by the Commission or the NASD. The Company represents that at the date hereof it has no knowledge that any such action is in fact contemplated by the Commission or the NASD. The Company shall advise the several Underwriters of any NASD affiliation of any of its officers, directors, stockholders or their affiliates.

                  If any of the conditions herein provided for in this Section shall not have been fulfilled as of the date indicated, this Agreement and all obligations of the several Underwriters under this Agreement may be cancelled at, or at any time prior to, each Closing Date by the Representative. Any such cancellation shall be without liability of the Underwriters to the Company.

                  5. CONDITIONS OF THE OBLIGATIONS OF THE COMPANY. The obligation of the Company to sell and deliver the Stock is subject to the following conditions:

                           (a) The Registration Statement shall have become
                  effective not later than 10:00 A.M. New York time, on the day following the date of this Agreement, or on such later date as the Company and the Representative may agree to in writing.

                           (b) At the Closing Dates, no stop orders suspending
                  the effectiveness of the Registration Statement shall have been issued under the Act or any proceedings therefor initiated or threatened by the Commission.

                  If the conditions to the obligations of the Company provided for in this Section have been fulfilled on the First Closing Date but are not fulfilled after the First Closing Date and prior to the Option Closing Date, then only the obligation of the Company to sell and deliver the Stock on exercise of the option provided for in Section 2(b) hereof shall be affected.

                  6.       INDEMNIFICATION.

                           (a) The Company agrees to indemnify and hold harmless
each Underwriter and each person, if any, who controls any Underwriter within the meaning of the Act against any losses, claims, damages or liabilities, joint or several (which shall, for all purposes of this Agreement, include, but not be limited to, all reasonable costs of defense and investigation and all attorneys'
fees), to which such Underwriter or such controlling person may become subject, under the Act or otherwise, and will reimburse, as incurred, such Underwriter and such controlling persons for any legal or other expenses reasonably incurred in connection with investigating, defending against or appearing as a third party witness in connection with any losses, claims, damages or liabilities, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in (A) the Registration Statement, any Preliminary Prospectus, the Prospectus, or any amendment or supplement thereto,
(B) any blue sky application or other document executed by the Company specifically for that purpose or based upon written information furnished by the Company filed in any state or other jurisdiction in order to qualify any or all of the Stock under the securities laws thereof (any such application, document or information being hereinafter called a "Blue Sky Application"), or arise out of or are based upon the omission or alleged omission to state in the Registration Statement, any Preliminary Prospectus, Prospectus, or any amendment or supplement thereto, or in any Blue Sky Application, a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the Company will not be liable in any such case to the extent, but only to the extent, that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Underwriters specifically for use in the preparation of the Registration Statement or any such amendment or supplement thereof or any such Blue Sky Application or any such preliminary Prospectus or the Prospectus or any such amendment or supplement thereto. This indemnity will be in addition to any liability which the Company may otherwise have.

                           (b) Each Underwriter severally, but not jointly, will
indemnify and hold harmless the Company, each of the Company's directors, each nominee (if any) for director of the Company named in the Prospectus, each of the Company's officers who have signed the Registration Statement, and each person, if any, who controls the Company within the meaning of the Act, against any losses, claims, damages or liabilities (which shall, for all purposes of this Agreement, include, but not be limited to, all costs of defense and investigation and all attorneys' fees) to which the Company or any such director, nominee, officer or controlling person may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus, the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Preliminary Prospectus, the Prospectus, or any amendment or supplement thereto, (i) in reliance upon and in conformity with written information furnished to the Company by you or by any Underwriter through you specifically for use in the preparation thereof and (ii) relates to the transactions effected by the Underwriters in connection with the offer and sale of the Stock contemplated hereby. This indemnity agreement will be in addition to any liability which the Underwriters may otherwise have.

                           (c) Promptly after receipt by an indemnified party
under this Section 6 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section, notify in writing the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under this Section. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate in, and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, subject to the provisions herein stated, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. The indemnified party shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall not be at the expense of the indemnifying party if the indemnifying party has assumed the defense of the action with counsel reasonably satisfactory to the indemnified party; provided that if the indemnified party is an Underwriter or a person who controls such Underwriter within the meaning of the Act, the fees and expenses of such counsel shall be at the expense of the indemnifying party if (i) the employment of such counsel has been specifically authorized in writing by the indemnifying party or (ii) the named parties to any such action (including any impleaded parties) include both such Underwriter or such controlling person and the indemnifying party and in the judgment of the Representative, it is advisable for the Representative or such Underwriters or controlling persons to be represented by separate counsel (in which case the indemnifying party shall not have the right to assume the defense of such action on behalf of such Underwriter or such controlling person, it being understood, however, that the indemnifying party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys for all such Underwriters and controlling persons, which firm shall be designated in writing by you). No settlement of any action against an indemnified party shall be made without the consent of the indemnifying party, which shall not be unreasonably withheld in light of all factors of importance to such indemnifying party.

                  7. CONTRIBUTION. In order to provide for just and equitable contribution under the Act in any case in which (i) any Underwriter makes claim for indemnification pursuant to Section 7 hereof but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case, notwithstanding the fact that the express provisions of Section 6 provide for indemnification in such case, or (ii) contribution under the Act may be required on the part of any Underwriter, then the Company and each person who controls the Company, in the aggregate, and any such Underwriter shall contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (which shall, for all purposes of this Agreement, include, but not be limited to, all reasonable costs of defense and investigation and all reasonable attorneys' fees) in either such case (after contribution from others) in such proportions that all such Underwriters are responsible in the aggregate for that portion of such losses, claims, damages or liabilities represented by the percentage that the underwriting discount per share appearing on the cover page of the Prospectus bears to the public offering price appearing thereon, and the Company shall be responsible for the remaining portion, provided, however, that (a) if such allocation is not permitted by applicable law then the relative fault of the Company and the Underwriters and controlling persons, in the aggregate, in connection with the statements or omissions which resulted in such damages and other relevant equitable considerations shall also be considered. The relative fault shall be determined by reference to, among other things, whether in the case of an untrue statement of a material fact or the omission to state a material fact, such statement or omission relates to information supplied by the Company, or the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and the Underwriters agree that (a) it would not be just and equitable if the respective obligations of the Company and the Underwriters to contribute pursuant to this Section 7 were to be determined by pro rata or per capita allocation of the aggregate damages (even if the Underwriters and their respective controlling persons in the aggregate were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in the first sentence of this Section 7, (b) that the contribution of each contributing Underwriter shall not be in excess of its proportionate share (based on the ratio of the number of shares of Stock purchased by such Underwriter to the number of shares of Stock purchased by all contributing Underwriters) of the portion of such losses, claims, damages or liabilities for which the Underwriters are responsible. No person guilty of a fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who is not guilty of such fraudulent misrepresentation. As used in this paragraph, the term "Underwriter" includes any officer, director, or other person who controls an Underwriter within the meaning of Section 15 of the Act and the word "Company" includes any officer, director, or person who controls the Company within the meaning of
Section 15 of the Act. If the full amount of the contribution specified in this paragraph is not permitted by law, then any Underwriter and each person who controls any Underwriter shall be entitled to contribution from the Company, its officers, directors and controlling persons to the full extent permitted by law. The foregoing contribution agreement shall in no way affect the contribution liabilities of any persons having liability under Section 11 of the Act other than the Company and the Underwriters. No contribution shall be requested with regard to the settlement of any matter from any party who did not consent to the settlement; provided, however, that such consent shall not be unreasonably withheld in light of all factors of importance to such party.

                  8.       COSTS AND EXPENSES.

                           (a) Whether or not this Agreement becomes effective
or the sale of the Stock to the Underwriters is consummated, the Company will pay all costs and expenses incident to the performance of this Agreement by the Company including, but not limited to, the fees and expenses of counsel to the Company and the Company's accountants; the costs of investigative reports regarding the Company, its principal stockholders and/or its officers and directors; the costs and expenses incident to the preparation, printing, filing and distribution under the Act of the Registration Statement (including the financial statements therein and all amendments and exhibits thereto), Preliminary Prospectus and the Prospectus, as amended or supplemented, the fee of the NASD in connection with the filing required by the NASD relating to the offering of the Stock contemplated hereby; all expenses, including reasonable fees and disbursements of counsel to the Underwriters, in connection with the qualification of the Stock under the state securities or blue sky laws which the Representative shall designate; the cost of printing and furnishing to the several Underwriters copies of the Registration Statement, each Preliminary Prospectus, the Prospectus, this Agreement, the Agreement Among Underwriters, Selling Agreement, Underwriters' Questionnaire, Underwriters' Power of Attorney and the Blue Sky Memorandum, any fees relating to the listing of the Common Stock on the Nasdaq SmallCap Market or other securities exchange, the cost of printing the certificates representing the Stock, the fees of the transfer agent, the cost of publication of at least three "tombstones" of the offering (at least one of which shall be in a national business newspaper and one of which shall be in a major New York newspaper and the cost of preparing at least four hard cover "bound volumes" relating to the offering for individuals designated by the Representative. The Company shall pay any and all taxes (including any transfer, franchise, capital stock or other tax imposed by any jurisdiction) on sales to the Underwriters hereunder. The Company will also pay all cost and expenses incident to the furnishing of any amended Prospectus or of any supplement to be attached to the Prospectus as called for in Section 3(a) of this Agreement except as otherwise set forth in said Section.

                           (b) In addition to the foregoing expenses the Company
shall at the First Closing Date pay to Commonwealth Associates in its individual rather than representative capacity (i) a non-accountable expense allowance of $_______ (1.5% of the gross proceeds of the offering) of which $25,000 has been paid and (ii) an advisory fee of $________ (2% of the gross proceeds of the offering). In the event the overallotment option is exercised, the Company shall pay to Commonwealth Associates at the Option Closing Date an additional amount equal to 3.5% of the gross proceeds from the sale of Stock by the Company on exercise of the overallotment option. In the event the transactions contemplated hereby are not consummated by reason of any action by the Representative (except if such prevention is based upon a breach by the Company of any covenant, representation or warranty contained herein or because any other condition to the Underwriters' obligations hereunder required to be fulfilled by the Company is not fulfilled) the Company shall be liable for the accountable expenses of the Underwriters including legal fees. In the event the transactions contemplated hereby are not consummated by reason of any action of the Company or because of a breach by the Company of any covenant, representation or warranty herein, the Company shall be liable for the accountable expenses of the Underwriters, including legal fees.

                           (c) No person is entitled either directly or
indirectly to compensation from the Company, from the Representative or from any other person for services as a finder in connection with the proposed offering, and the Company agrees to indemnify and hold harmless the Representative and the other Underwriters, against any losses, claims, damages or liabilities, joint or several (which shall, for all purposes of this Agreement, include, but not be limited to, all costs of defense and investigation and all attorneys' fees), to which the Company, the Representative or such other Underwriter or person may become subject insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon the claim of any person (other than an employee of the party claiming indemnity) or entity that he or it is entitled to a finder's fee in connection with the proposed offering by reason of such person's or entity's influence or prior contact with the indemnifying party.

                  9. SUBSTITUTION OF UNDERWRITERS. If any Underwriters shall for any reason not permitted hereunder cancel their obligations to purchase the First Stock hereunder, or shall fail to take up and pay for the number of First Stock set forth opposite their respective names in Schedule A hereto upon tender of such First Stock in accordance with the terms hereof, then:

                           (a) If the aggregate number of shares of First Stock
which such Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total number of First Stock, the other Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the First Stock which such defaulting Underwriter or Underwriters agreed but failed to purchase.

                           (b) If any Underwriter or Underwriters so default and
the agreed number of First Stock with respect to which such default or defaults occurs is more than 10% of the total number of First Stock, the remaining Underwriters shall have the right to take up and pay for (in such proportion as may be agreed upon among them) the First Stock which the defaulting Underwriter or Underwriters agreed but failed to purchase. If such remaining Underwriters do not, at the First Closing Date, take up and pay for the First Stock which the defaulting Underwriter or Underwriters agreed but failed to purchase, the time for delivery of the First Stock shall be extended to the next business day to allow the several Underwriters the privilege of substituting within twenty-four hours (including nonbusiness hours) another underwriter or underwriters satisfactory to the Company. If no such underwriter or underwriters shall have been substituted as aforesaid, within such twenty-four hour period, the time of delivery of the First Stock may, at the option of the Company, be again extended to the next following business day, if necessary, to allow the Company the privilege of finding within twenty-four hours (including nonbusiness hours) another underwriter or underwriters to purchase the First Stock which the defaulting Underwriter or Underwriters agreed but failed to purchase. If it shall be arranged for the remaining Underwriters or substituted Underwriters to take up the First Stock of the defaulting Underwriter or Underwriters as provided in this Section, (i) the Company or the Representative shall have the right to postpone the time of delivery for a period of not more than seven business days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees promptly to file any amendments to the Registration Statement or supplements to the Prospectus which may thereby be made necessary, and (ii) the respective numbers of First Stock to be purchased by the remaining Underwriters or substituted Underwriters shall be taken at the basis of the underwriting obligation for all purposes of this Agreement.

                  If in the event of a default by one or more Underwriters and the remaining Underwriters shall not take up and pay for all the First Stock agreed to be purchased by the defaulting Underwriters or substitute another underwriter or underwriters as aforesaid, the Company shall not find or shall not elect to seek another underwriter or underwriters for such First Stock as aforesaid, then this Agreement shall terminate.

                  If, following exercise of the option provided in Section 2(b) hereof, any Underwriter or Underwriters shall for any reason not permitted hereunder cancel their obligations to purchase Option Stock at the Option Closing Date, or shall fail to take up and pay for the number of Option Stock, which they become obligated to purchase at the Option Closing Date upon tender of such Option Stock in accordance with the terms hereof, then the remaining Underwriters or substituted Underwriters may take up and pay for the Option Stock of the defaulting Underwriters in the manner provided in Section 9(b) hereof. If the remaining Underwriters or substituted Underwriters shall not take up and pay for all such Option Stock, the Underwriters shall be entitled to purchase the number of Option Stock for which there is no default or, at their election, the option shall terminate, the exercise thereof shall be of no effect.

                  As used in this Agreement, the term "Underwriter" includes any person substituted for an Underwriter under this Section. In the event of termination, there shall be no liability on the part of any nondefaulting Underwriter to the Company, provided that the provisions of this Section 9 shall not in any event affect the liability of any defaulting Underwriter to the Company arising out of such default.

                  10. EFFECTIVE DATE. The Agreement shall become effective upon its execution except that you may, at your option, delay its effectiveness until 11:00 A.M., New York time on the first full business day following the effective date of the Registration Statement, or at such earlier time after the effective date of the Registration Statement as you in your discretion shall first commence the initial public offering by the Underwriters of any of the Stock. The time of the initial public offering shall mean the time of release by you of the first newspaper advertisement with respect to the Stock, or the time when the Stock is first generally offered by you to dealers by letter or telegram, whichever shall first occur. This Agreement may be terminated by you at any time before it becomes effective as provided above, except that Sections 3(c), 6, 7, 8, 13, 14, 15 and 16 shall remain in effect notwithstanding such termination.

                  11.      TERMINATION.

                           (a) This Agreement, except for Sections 3(c), 6, 7,
8, 13, 14, 15 and 16 hereof, may be terminated at any time prior to the First Closing Date, and the option referred to in Section 2(b) hereof, if exercised, may be cancelled at any time prior to the Option Closing Date, by you if in your judgment it is impracticable to offer for sale or to enforce contracts made by the Underwriters for the resale of the Stock agreed to be purchased hereunder by reason of (i) the Company having sustained a material loss, whether or not insured, by reason of fire, earthquake, flood, accident or other calamity, or from any labor dispute or court or government action, order or decree; (ii) trading in securities on the New York Stock Exchange, the American Stock Exchange, the Nasdaq National Market or the Nasdaq SmallCap Market having been suspended or limited; (iii) material governmental restrictions having been imposed on trading in securities generally (not in force and effect on the date hereof); (iv) a banking moratorium having been declared by federal or New York state authorities; (v) an outbreak of international hostilities or other national or international calamity or crisis or change in economic or political conditions having occurred; (vi) a pending or threatened legal or governmental proceeding or action relating generally to the Company's business, or a notification having been received by the Company of the threat of any such proceeding or action, which could materially adversely affect the Company; (vii) except as contemplated by the Prospectus, the Company are merged or consolidated into or all or substantially all of the capital stock or assets of the Company are acquired by another company or group or there exists a binding legal commitment for the foregoing or any other material change of ownership or control occurs; (viii) the passage by the Congress of the United States or by any state legislative body, or federal or state agency or other authority of any act, measure, rule or regulation, or the adoption of any orders, rules or regulations by any governmental body or any authoritative accounting institute or board, or any governmental executive, which is reasonably believed likely by the Representative to have a material impact on the business, financial conditions or financial statements of the Company or the market for the securities offered pursuant to the Prospectus; (ix) any adverse change in the financial or securities markets beyond normal market fluctuations, having occurred since the date of this Agreement, or (x) any material adverse change having occurred, since the respective dates of which information is given in the Registration Statement and Prospectus, in the earnings, business, prospects or general conditions of the Company, financial or otherwise, whether or not arising in the ordinary course of business.

                           (b) If you elect to prevent this Agreement from
becoming effective or to terminate this Agreement as provided in this Section 11 or in Section 10, the Company shall be promptly notified by you, by telephone or telegram, confirmed by letter.

                  12. WARRANTS. At or before the First Closing Date, the Company will sell to Commonwealth Associates (for its own account and not as Representative of the several Underwriters), or its designees for a consideration of $140, and upon the terms and conditions set forth in the form of Warrant annexed as an exhibit to the Registration Statement, Warrants to purchase an aggregate of 140,000 shares of Common Stock of the Company. In the event of conflict in the terms of this Agreement and the Warrants, the language of the Warrants shall control.

                  13. REPRESENTATIONS, WARRANTIES AND AGREEMENTS TO SURVIVE DELIVERY. The respective indemnities, agreements, representations, warranties and other statements of the Company or its Principal Stockholders where appropriate, and the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Underwriters, the Company or any of its officers or directors or any controlling person and will survive delivery of and payment of the Stock and the termination of this Agreement.

                  14. NOTICE. Any communications specifically required hereunder to be in writing, if sent to the Underwriters, will be mailed, delivered or telegraphed and confirmed to them at Commonwealth Associates, 830 Third Avenue, New York, New York 10017 with a copy sent to Bachner, Tally, Polevoy & Misher LLP, 380 Madison Avenue, New York, New York 10017, or if sent to the Company, will be mailed, delivered or telegraphed and confirmed to it at One South Ocean Boulevard, Suite 206, Boca Raton, Florida 33432, with a copy sent to Atlas, Pearlman, Trop & Borkson, P.A., 200 East Las Olas Boulevard, Suite 1900, Fort Lauderdale, FL 33301.

                  15. PARTIES IN INTEREST. The Agreement herein set forth is made solely for the benefit of the several Underwriters, the Company and, to the extent expressed, the Principal Stockholders, any person controlling the Company or any of the several Underwriters, and directors of the Company, nominees for directors (if any) named in the Prospectus, its officers who have signed the Registration Statement, and their respective executors, administrators, successors, and assigns and no other person shall acquire or have any right under or by virtue of this Agreement. The term "successors and assigns" shall not include any purchaser, as such purchaser, from any of the several Underwriters of the Stock. All of the obligations of the Underwriters hereunder are several and not joint.

                  16. APPLICABLE LAW. This Agreement will be governed by, and construed in accordance with, the laws of the State of New York applicable to agreements made and to be entirely performed within New York.

                  If the foregoing is in accordance with your understanding of our agreement, kindly sign and return this agreement, whereupon it will become a binding agreement between the Company, the Selling Stockholders and the several Underwriters in accordance with its terms.

                             Very truly yours,

                             REGISTRY MAGIC INCORPORATED

                             By:
                                      ------------------------------------------
                                      Walt Nawrocki, President and Chief
                                      Executive Officer



                  The foregoing Underwriting Agreement is hereby confirmed and accepted as of the date first above written.


For itself and as Representative   COMMONWEALTH ASSOCIATES
of the several Underwriters        a New York limited partnership


                              By:  COMMONWEALTH MANAGEMENT CO., INC.
                                   a New York corporation, its general partner


                                   By:
                                        ----------------------------------------
                                        Robert Beuret, Vice Chairman



                                   By:
                                        ----------------------------------------
                                        Basil Aschuitto, Chief Operating Officer

                                   SCHEDULE A

NAME OF UNDERWRITER                    NUMBER OF SHARES OF STOCK TO BE PURCHASED

Commonwealth Associates
























                                       Total:
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